UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2010 (January 15, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

405 Lexington Avenue
New York, NY 10174
(Address of principal executive office)
Registrant’s telephone number, including area code (212) 915-9150
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1
EX-99.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2010, our Board of Directors approved grants of restricted equity units and conditional shares to certain executives of the Company, as described below. Such grants are effective subject to, and conditional upon, the completion of the previously announced proposed initial public offering of Travelport Holdings (Jersey) Limited (to be re-registered as a public limited company and renamed Travelport plc), which is anticipated to become the parent company of Travelport Limited, to institutions in the United Kingdom and eligible institutional investors internationally (the “Offering”).
The Board of Directors of TDS Investor (Cayman) L.P. (the “Partnership”), our ultimate parent company, approved the grants of restricted equity units (“REUs”) to certain executives of the Company pursuant to the TDS Investor (Cayman) L.P. Fourth Amended and Restated 2006 Interest Plan (the “Interest Plan”), the Sixth Amended and Restated Agreement of Exempted Limited Partnership in respect of the Partnership (the “Partnership Agreement”) and the award agreements to be entered into among the Partnership and each executive (the “Award Agreements”). The REUs will be subject to one-year vesting, on the terms and conditions set forth in the Award Agreements.
The form of the Partnership Agreement was filed as Exhibit 10.28 to the Annual Report on Form 10-K filed by the Company on May 11, 2008. The form of the Interest Plan was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company for the quarter ended March 31, 2009. Forms of the Award Agreements relating to such REU grants will be filed as exhibits to our annual report for the year ended December 31, 2009.
Grants of REUs to our Named Executive Officers were as follows: Jeff Clarke, our President and Chief Executive Officer – 2,191,154 REUs; Gordon Wilson, our Deputy Chief Executive Officer and President and Chief Executive Officer, GDS Business – 1,032,668 REUs; Philip Emery, our Chief Financial Officer – 252,841; Kenneth Esterow, our President and Chief Executive Officer, GTA Business –557,705 REUs; and Eric J. Bock, our Executive Vice President, Chief Administrative Officer and General Counsel – 447,822 REUs.
The Board also approved the grants of conditional share awards (“Conditional Shares”) to certain executives of the Company to be issued under an incentive plan to be effectuated by Travelport Holdings (Jersey) Limited in connection with the Offering. The Conditional Shares will vest over a four-year period, based on the performance of the Travelport group, and on the terms and conditions to be set forth in award agreements governing the grants of such Conditional Shares. These grants currently are denominated in REU equivalents; however, the grants will be issued as Conditional Shares, and the conversion ratio between the REUs and the Conditional Shares will be established on the pricing of the Offering.
Grants to our Named Executive Officers under the IPO Awards were as follows: Jeff Clarke, our President and Chief Executive Officer – 3,543,307 REUs; Gordon Wilson, our Deputy Chief Executive Officer and President and Chief Executive Officer, GDS Business – 1,459,709 REUs; Philip Emery, our Chief Financial Officer – 832,035 REUs; Kenneth Esterow, our President and Chief Executive Officer, GTA Business – 885,827 REUs; and Eric J. Bock, our Executive Vice President, Chief Administrative Officer and General Counsel – 841,535 REUs.
On January 15, 2010, our Board of Directors approved a special bonus to our management, including our Named Executive Officers: Jeff Clarke ($1,492,312.83); Gordon A. Wilson ($703,311.54); Philip Emery ($172,200.28); Kenneth S. Esterow ($379,831.73); and Eric J. Bock

($304,994.92). The payment of this special bonus also is conditional upon the completion of the Offering.

Item 8.01	Other Events.
On January 20, 2010, Travelport LLC, an indirect wholly owned subsidiary of the Company, announced that it commenced a tender offer to purchase for cash up to $350 million of its notes. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on February 17, 2010, unless otherwise extended or earlier terminated. The completion of the tender offer is subject to the satisfaction of certain conditions, including the completion of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
A copy of the press release supplementing the Offer to Purchase, correcting certain of the aggregate principal amounts outstanding listed in the Offer to Purchase dated January 20, 2010 and the related Letter of Transmittal, is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release, dated January 20, 2010.

99.2	Press Release, dated January 22, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: January 22, 2010

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated January 22, 2010 (January 15, 2010)
EXHIBIT INDEX

99.1	Press Release, dated January 20, 2010.

99.2	Press Release, dated January 22, 2010.